Exhibit 99.1

Panbela Announces Transfer to OTCQB Market

MINNEAPOLIS -- Panbela Therapeutics, Inc. (OTCQB: PBLA), (“Panbela”), a clinical stage company developing disruptive therapeutics for the treatment of patients with urgent unmet medical needs, today announced that its common stock has been approved for quotation on the OTCQB market. Panbela’s common stock will be eligible for quotation on the OTCQB starting on April 17, 2024, under the symbol “PBLA.”

OTCQB is a venture market operated by the OTC Markets Group Inc. To be eligible for quotation on the OTCQB, companies must be current in their reporting and undergo an annual verification and management certification process. OTCQB is recognized by the U.S. Securities and Exchange Commission (the “SEC”) as an established public market and provides current public information to investors who need to analyze, value, and trade securities.

Panbela’s board of directors also has approved the delisting of its common stock from The Nasdaq Stock Market LLC (“Nasdaq”). On April 16, 2024, Panbela notified Nasdaq of its determination to file with the SEC a Form 25 relating to the delisting of its common stock. Panbela intends to file its own Form 25 in advance of Nasdaq’s expected filing of a Form 25, primarily to expedite the transition of its common stock to the OTCQB. The Form 25 will also serve to deregister Panbela’s common stock under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). As previously disclosed, on March 5, 2024, a Nasdaq hearings panel notified Panbela that it had determined to delist its common stock and trading of Panbela’s common stock on Nasdaq was suspended on March 7, 2024. The panel reached its decision because our company did not satisfy the minimum $2.5 million stockholders’ equity requirement in Listing Rule 5550(b)(1) and was unable to comply with any of the alternative requirements in Listing Rule 5550(b).

Neither the filing of the Form 25 nor the official delisting of Panbela’s common shares from Nasdaq is expected to impact the eligibility of our common shares for quotation on the OTCQB.

About Panbela’s Pipeline
The pipeline consists of assets currently in clinical trials with an initial focus on familial adenomatous polyposis (FAP), first-line metastatic pancreatic cancer, neoadjuvant pancreatic cancer, colorectal cancer prevention and ovarian cancer. The combined development programs have a steady cadence of anticipated catalysts with programs ranging from pre-clinical to registration studies.

Ivospemin (SBP-101)
Ivospemin is a proprietary polyamine analogue designed to induce polyamine metabolic inhibition (PMI) by exploiting an observed high affinity of the compound for pancreatic ductal adenocarcinoma and other tumors. It has shown signals of tumor growth inhibition in clinical studies of metastatic pancreatic cancer patients, demonstrating a median overall survival (OS) of 14.6 months and an objective response rate (ORR) of 48%, both exceeding what is typical for the standard of care of gemcitabine + nab-paclitaxel suggesting potential complementary activity with the existing FDA-approved standard chemotherapy regimen. In data evaluated from clinical studies to date, ivospemin has not shown exacerbation of bone marrow suppression and peripheral neuropathy, which can be chemotherapy-related adverse events. Serious visual adverse events have been evaluated and patients with a history of retinopathy or at risk of retinal detachment will be excluded from future SBP-101 studies. The safety data and PMI profile observed in the previous Panbela-sponsored clinical trials provide support for continued evaluation of ivospemin in the ASPIRE trial.

Flynpovi ™
Flynpovi is a combination of CPP-1X (eflornithine) and sulindac with a dual mechanism inhibiting polyamine synthesis and increasing polyamine export and catabolism. In a Phase III clinical trial in patients with sporadic large bowel polyps, the combination prevented > 90% subsequent pre-cancerous sporadic adenomas versus placebo. Focusing on FAP patients with lower gastrointestinal tract anatomy in the recent Phase III trial comparing Flynpovi to single agent eflornithine and single agent sulindac, FAP patients with lower GI anatomy (patients with an intact colon, retained rectum or surgical pouch), showed statistically significant benefit compared to both single agents (p≤0.02) in delaying surgical events in the lower GI for up to four years. The safety profile for Flynpovi did not significantly differ from the single agents and supports the continued evaluation of Flynpovi for FAP.

CPP-1X
CPP-1X (eflornithine) is being developed as a single agent tablet or high dose powder sachet for several indications including prevention of gastric cancer, treatment of neuroblastoma and recent onset Type 1 diabetes. Preclinical studies as well as Phase I or Phase II investigator-initiated trials suggest that CPP-1X treatment may be well-tolerated and has potential activity.

About Panbela
Panbela Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing disruptive therapeutics for patients with urgent unmet medical needs. Panbela’s lead assets are Ivospemin (SBP-101) and Flynpovi. Further information can be found at www.panbela.com . Panbela’s common stock will be eligible for quotation on the OTCQB under the symbol “PBLA”, starting April 16, 2024.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements,” which can be identified by words such as: “anticipate,” “believe,” “can,” “design,” “expect,” “focus,” “intend,” “looking forward,” “may,” “plan,” “positioned,” “potential,” and “will.” All statements other than statements of historical fact are statements that should be deemed forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially and adversely from the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) our ability to obtain additional funding to execute our business and clinical development plans; (ii) progress and success of our clinical development program; (iii) the impact of the current COVID-19 pandemic on our ability to conduct our clinical trials; (iv) our ability to demonstrate the safety and effectiveness of our product candidates: ivospemin (SBP-101) and eflornithine (CPP-1X); (v) our reliance on a third party for the execution of the registration trial for our product candidate Flynpovi ; (vi) our ability to obtain regulatory approvals for our product candidates, SBP-101 and CPP-1X in the United States, the European Union or other international markets; (vii) the market acceptance and level of future sales of our product candidates, SBP-101 and CPP-1X; (viii) the cost and delays in product development that may result from changes in regulatory oversight applicable to our product candidates, SBP-101 and CPP-1X; (ix) the rate of progress in establishing reimbursement arrangements with third-party payors; (x) the effect of competing technological and market developments; (xi) the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims; (xii) our ability to obtain a listing of our common stock on a national securities exchange; and (xiii) such other factors as discussed in Part I, Item 1A under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Any forward-looking statement made by us in this press release is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement or reasons why actual results would differ from those anticipated in any such forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.

Contact Information:

Investors:
James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

Media:
Tammy Groene
Panbela Therapeutics, Inc.
(952) 479-1196
IR@panbela.com